Exhibit 10.68

RESOLUTION TO TERMINATE THE INTERCONTINENTAL LIFE CORPORATION

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, InterContinental Life Corporation, the "Company", established the InterContinental Life Corporation Defined Contribution Supplemental Executive Retirement Plan, the "DC SERP", effective January 1, 2005 for active plan participants who were (i) listed below and (ii) were Highly Compensated Employees;

Name	2005 Contribution Rate (Percentage of 2005 Compensation)
Davis, Cynthia Hall	0.00%
Kasch, Vincent Lee	0.25%
Rhodes, Lloyd F.	4.25%
Schneider, Kenneth Lee	0.00%
Tritz, Peter A.	5.75%
Walker, Nigel	4.50%
Whitmire, Wayne P.	0.00%

WHEREAS, the benefits provided by the DC SERP were to be determined using the same provisions found in Section 4.1 (f) of the InterContinental Life Corporation Employee Savings and Investment Plan ("the 401(k) Plan"), including IRC Section 401(a)(17) and 415 limits;

WHEREAS, it is now the desire of the Company to terminate the DC SERP as permitted under Section 9.2 of the DC SERP and distribute all contributions made on behalf of participants during the 2005 plan year as a one-time lump sum payment;

BE IT RESOLVED, that the Board of Directors of the Company hereby approves the termination of the InterContinental Life Corporation Supplemental Defined Contribution Executive Retirement Plan and the distribution of all benefits under the plan, and authorizes its officers to take such further steps as are necessary to accomplish this resolution, including any other amendments as may be required by IRC Section 409A and its associated regulations provided such amendments do not materially alter the benefits provided under the DC SERP;

IN WITNESS THEREOF, I do hereby certify that the foregoing is a true and correct copy of an original resolution passed by the InterContinental Life Corporation Board of Directors at a meeting held on the 13th day of December, 2005.

INTERCONTINENTAL LIFE CORPORATION

By:	/s/ Michael P. Hydanus
Name:	Michael P. Hydanus
Date:	12/20/2005

ATTEST

By: /s/ Jennifer L. Robinson

Name: Jennifer L. Robinson

Date: 12/20/05